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AGREEMENT TO PROVIDE FIRM BID QUOTATIONS

AND OBLIGATION TO PURCHASE

This agreement (the “Agreement”) is made as of the 25th day of February, 2025 (the “Effective Date”) by Apollo Global Securities, LLC (“Apollo”) in favor of SPDR SSGA Apollo IG Public & Private Credit ETF (the “Fund”), a separate series of SSGA Active Trust, a business trust organized under the laws of Massachusetts (the “Trust”).

WHEREAS, the Trust is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, Apollo is registered with the SEC as a broker-dealer under the Securities Exchange Act of 1934, as amended (“1934 Act”), and a member of the Financial Industry Regulatory Authority (“FINRA”);

WHEREAS, the Fund pursuant to its Prospectus intends to invest a certain portion of its assets in debt that is exclusively originated or sourced by Apollo (or its affiliates), through Apollo-owned origination platforms or through third parties in partnership with Apollo (or its affiliates);

[**Confidential and proprietary information redacted**]

NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions/Obligations

The following terms have the meanings indicated:

“1933 Act” means the Securities Act of 1933, as amended.

“AOS Investment” means a current holding of the Fund that was sourced from Apollo (or its affiliates).

[**Confidential and proprietary information redacted**]

“Effectuation” shall refer to “effecting” in the definition of a “broker” under the Securities Exchange Act of 1934, as amended.

“Trading Day” means any business day in which the U.S. bond markets are open for business (as recommended by the Securities Industry and Financial Markets Association).

Information Classification: Confidential

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“Prospectus” means the Fund’s then-current prospectus and Statement of Additional Information contained in the Trust’s registration statement on Form N-1A, as such prospectus and Statement of Additional Information may be amended or supplemented from time to time.

2.	[**Confidential and proprietary information redacted**]

3.	[**Confidential and proprietary information redacted**]

4.	Representations and Warranties

(a)

Any transaction between Apollo and the Fund pursuant to this Agreement shall be documented using usual and customary documentation for the AOS Investment, with reasonable transfer mechanics to be agreed to by the parties, which the parties shall agree to in good faith from time to time. Parties shall maintain all books and records with respect to the AOS Investments as required by all applicable rules and regulations.

(b)

To the extent applicable, all activities by each party hereto and its agents and employees which are primarily intended to result in the purchase of AOS Investments from the Fund shall comply with the Prospectus, the instructions of the Board of Trustees of the Trust and all applicable laws, rules and regulations including, without limitation, all rules and regulations made or adopted pursuant to the 1940 Act by the SEC or any securities association registered under the 1934 Act, including FINRA.

(c)

Apollo will promptly notify the Fund if Apollo suffers a material adverse change in its business that would materially impair its ability to perform its duties under this Agreement. For the purposes of this, a “material adverse change” shall include, but is not limited to, a material loss of assets.

(d)

Apollo will promptly notify the Fund in the event that Apollo: (1) becomes aware that it is subject to a statutory disqualification that prevents it from providing the services pursuant to this Agreement; or (2) is the subject of an adverse definitive ruling in a material administrative proceeding or enforcement action by the SEC or other regulatory authority that would reasonably be expected to prevent it from providing services pursuant to this Agreement.

(e)

Apollo agrees to make available, at the Trust’s request, a member of its staff to attend Board meetings of the Trust in order to provide information with regard to the ongoing service and for such other purposes as may be reasonably requested by the Board of Trustees of the Trust.

Information Classification: Confidential

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(f)

Apollo hereby represents and warrants that it is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing, is registered as a broker-dealer under the 1934 Act and is a member of FINRA.

(g)

Apollo hereby represents and warrants that it has the power to execute this Agreement, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance.

(h)

Apollo hereby represents and warrants that, to its knowledge, such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets, except where the existence of such a violation or conflict would not prevent or delay the execution and delivery of this Agreement by Apollo or the performance of its obligations hereunder. Apollo hereby represents and warrants that, to its knowledge, all governmental and other consents that are required to have been obtained by it with respect to this Agreement to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with.

(i)

Apollo hereby represents and warrants that its obligations under this Agreement to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

5.	Force Majeure

Neither party will be liable for inadequate performance to the extent caused by a condition (for example, natural disaster, act of war or terrorism, riot, labor condition, governmental action, and Internet disturbance) that was beyond the party’s reasonable control.

6.	Termination

This Agreement may be terminated as follows:

(a) by the Fund, in its sole discretion acting through its Board of Trustees, at any time upon not less than six (6) months’ prior written notice to Apollo;

(b) by both parties upon mutual written agreement;

Information Classification: Confidential

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(c) by the Fund, acting through its Board of Trustees, immediately upon written notice, in the event of a material breach of any representation, warranty or covenant of this Agreement by Apollo if (i) the Fund has provided written notice to Apollo of such material breach and its intention to terminate this Agreement and (ii) Apollo in material breach fails to cure such breach promptly (i.e., no more than thirty (30) days) after notice of such breach;

(d) by either party, any time, upon not less than three (3) months prior written notice to the other party if legislation or regulations are adopted or any regulatory or self-regulatory agency issues an interpretation that materially impairs Apollo’s ability to provide services pursuant to this Agreement; or

(e) by either party, immediately upon written notice, fifteen (15) days after the termination and liquidation date of the Fund.

7.	Limitation of Liability

In no event shall either party be liable hereunder for any special, indirect, punitive or consequential damages arising out of, pursuant to or in connection with this Agreement, even if such party has been advised of the possibility of such damages.

8.	Indemnity

(a)

Each party shall indemnify, defend and hold the other party and any affiliate thereof and their respective employees, shareholders, trustees, members, managers, officers, and directors (each a “Covered Party”), free and harmless from and against any and all losses, damages, and expenses (including the cost of investigating or defending against such losses, damages, or expenses and any court costs and attorney’s fees in connection therewith), whether joint or several, to which any such person may become subject insofar as such losses, demands, or expenses (or actions in respect thereof) arise directly or indirectly out of, (i) any breach of any representation, warranty or covenant, or other obligation of the other party under or in connection with this Agreement, or (ii) any gross negligence, bad faith, reckless disregard, fraud or willful misconduct by such party in connection with the performance of its duties and/or obligations under this or in connection with this Agreement. Losses, damages, or expenses, including attorney’s fees, so incurred by a Covered Party shall be paid from time to time by the other party upon request of the Covered Party in advance of the final disposition of any action, suit, investigation or proceeding if the Covered Party may be entitled to indemnification hereunder.

Information Classification: Confidential

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(b)

The indemnifying party shall have the option to defend the Covered Party against any claim which may be the subject of indemnification hereunder. In the event that the indemnifying party elects to defend against such claim the defense shall be conducted by counsel chosen by the indemnifying party and satisfactory to the Covered Party. The Covered Party may retain additional counsel at its expense. Except with the prior written consent of the indemnifying party (which shall not be unreasonably withheld), the Covered Party shall not settle or confess any claim or make any compromise in any case in which the indemnifying party will be asked to indemnify the Covered Party.

9.	Confidentiality

Each party agrees that it shall treat confidentially all information provided to it by the providing party regarding such party’s business and operations. All confidential information provided to a party shall be used by the other party solely in connection with the activities contemplates by this Agreement and/or for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement or in adhering to the terms herein, shall not be disclosed to any third party without the prior written consent of the providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by or to any regulatory authority, any auditor of the parties hereto, or by judicial or administrative process or otherwise by applicable law, or as necessary for compliance therewith. To the extent that any duties and responsibilities under this Agreement are delegated to an affiliate, agent or other subcontractor, the party delegating such duties shall be responsible for obtaining the written agreement of such affiliate, agent or contractor to adhere to the requirements of this Section. A party’s obligations pursuant to this section shall survive the termination of this Agreement. Notwithstanding the above, the parties acknowledge that this Agreement may be filed with the SEC as an exhibit to the Prospectus.

10.	General

(a) Neither party may assign its rights under this Agreement to any person or entity, in whole or in part, without the prior written consent of the other party. Apollo may assign this Agreement to an affiliated broker dealer or to another broker-dealer, upon written consent from the Fund, which shall not be unreasonably withheld, that is in each case adequately and appropriately capitalized to fulfill the obligations set forth in this Agreement.

(b) No waiver of any provision hereof or of any right or remedy hereunder shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced. No delay in exercising, no course of dealing with respect to or no partial exercise of any right or remedy hereunder shall constitute a waiver of any other right or remedy, or future exercise thereof.

Information Classification: Confidential

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(c) If any provision of this Agreement is determined to be invalid under any applicable statute or rule of law, it is to that extent to be deemed omitted, and the balance of the Agreement shall remain enforceable.

(d) Subject to the next sentence, all notices shall be in writing and shall be deemed to be delivered when received by certified mail, postage prepaid, return receipt requested, or when sent by facsimile or e-mail confirmed by call back. All notices shall be directed to the address set forth under the party’s signature or to such other address as either party may, from time to time, designate by notice to the other party.

(e) No amendment, change, waiver or discharge hereof shall be valid unless in writing and signed by Apollo and the Trust, on behalf of the Fund.

(f) This Agreement shall be governed in all respects by the laws of the State of New York without regard to its conflict of laws provisions.

(g) This Agreement is solely for the benefit of the Fund, and no other person shall acquire or have any rights under or by virtue of this Agreement.

(h) Apollo is expressly put on notice of the limitation of shareholder liability as set forth in the Declaration of Trust of the Trust and agrees that the obligations assumed by the Trust on behalf of the Fund under this contract shall be limited in all cases to the Fund and its assets. Apollo shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Fund, nor shall Apollo seek satisfaction of any such obligation from the Trustees or any individual Trustee of the Trust. Apollo understands that the rights and obligations of each series of shares of the Trust under the Declaration of Trust are separate and distinct from those of any and all other series.

(i) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(j) Apollo will maintain at its expense an errors and omissions insurance policy that covers services by Apollo hereunder.

(k) Upon reasonable notice, each party shall timely provide responses to reasonable requests for information by the other party related to the receiving party’s compliance by with the terms of this Agreement and applicable law.

(l) Each party may, but shall not be required to, provide the other party with analytical data in relation to the activities and/or services contemplates by this Agreement. Each party acknowledges it will not publish, sell, distribute or otherwise commercialize the data analytics provided to it by the other party through distribution to third parties without the express written consent of the other party.

Information Classification: Confidential

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Information Classification: Confidential

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IN WITNESS WHEREOF, Apollo and the Trust, on behalf of the Fund, have caused this Agreement to be executed as of the Effective Date.

APOLLO GLOBAL SECURITIES, LLC

By:	/s/ Daniel Duval
Name: Daniel Duval
Title: Vice President

ADDRESS FOR NOTICES:

APOLLO GLOBAL SECURITIES, LLC
9 West 57th Street
New York, NY 10019
Attn: Legal Department

SSGA ACTIVE TRUST

By:	/s/ Ann Carpenter
Name: Ann Carpenter
Title: President

ADDRESS FOR NOTICES:

STATE STREET GLOBAL ADVISORS
1 Iron Street
Boston, MA 02210

Information Classification: Confidential